Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133224 on Form S-3 of our report dated March 2, 2007, (which report expresses an unqualified opinion) relating to the financial statements of ML Life Insurance Company of New York, appearing in this Annual Report on Form 10-K of ML Life Insurance Company of New York for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

New York, New York
March 25, 2008